UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Horizon Lines, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

You are invited to be present, either in person or by proxy, at the annual meeting of stockholders (the “Annual Meeting”) of Horizon Lines, Inc. (the “Company”), to be held at 11:00 a.m., local time, on Thursday, June 6, 2013 at the Offices of McGuireWoods, 201 North Tryon Street, 30th Floor, Charlotte, North Carolina 28202. The Annual Meeting is being held for the following purposes:

1. To elect as Class II Directors the two nominees named in the accompanying Proxy Statement to serve a three-year term on the Company’s Board of Directors;

2. To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 100,000,000 to 150,000,000;

3. To ratify the action of the Company’s Audit Committee in appointing Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 22, 2013;

4. To adopt an advisory resolution to approve our executive compensation; and

5. To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Board of Directors has set the close of business on April 8, 2013 as the record date for the determination of Stockholders who will be entitled to notice of and voting rights at the Annual Meeting (the “Record Date”). The list of Stockholders entitled to vote at the Annual Meeting will be available for inspection, as required by the Company’s Bylaws, at the Company’s headquarters at least ten days before the Annual Meeting. The Company’s headquarters are located at 4064 Colony Road, Suite 200, in Charlotte, North Carolina 28211.

The Board of Directors recommends voting FOR each of the above proposals.

Your vote is important no matter how many shares you own. Whether or not you expect to attend the meeting, please vote your shares over the internet or by telephone in accordance with the instructions on the proxy card, or complete, sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. Your prompt response is necessary to ensure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the meeting by following the procedures described in the accompanying Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on June 6, 2013:

The Proxy Statement and our 2012 Annual Report are available on the Company’s website, http://www.horizonlines.com.

By Order of the Board of Directors,

/s/ Michael F. Zendan II
Michael F. Zendan II,
Secretary

April 17, 2013

Charlotte, North Carolina

HORIZON LINES, INC.

4064 Colony Road

Charlotte, North Carolina 28211

(704) 973-7000

PROXY STATEMENT

This Proxy Statement and accompanying proxy card are being mailed beginning on or around April 24, 2013 in connection with the solicitation of proxies by the Board of Directors of Horizon Lines, Inc., for the purposes set forth in the “Notice of Annual Meeting of Stockholders.”

We are providing this Proxy Statement in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of our Stockholders to be held on June 6, 2013, and any adjournment or postponement thereof (collectively, the “Annual Meeting”). The meeting will be held at the Offices of McGuireWoods, 201 North Tryon Street, 30th Floor, Charlotte, North Carolina 28202 at 11:00 a.m., local time. This Proxy Statement and accompanying form of proxy are first being sent or given to our stockholders on or about April 24, 2013. Our annual report (the “Annual Report”) for the fiscal year ended December 23, 2012 (“fiscal 2012”) is enclosed with this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on June 6, 2013:

The Proxy Statement and our 2012 Annual Report are available on the Company’s website, http://www.horizonlines.com.

INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

What happens at the Annual Meeting?

Our stockholders will vote on the matters described in this Proxy Statement. Additionally, our management will present a report on the Company and respond to questions from our stockholders.

What is a “proxy?”

A proxy is a legal designation giving another person permission to vote stock that you own. The person you designate is called your “proxy.” The proxy card that is included with this Proxy Statement permits you to designate Michael F. Zendan II, our Executive Vice President, General Counsel and Secretary, and Michael T. Avara, our Executive Vice President and Chief Financial Officer, as your proxy for the Annual Meeting.

Who is entitled to vote?

Only the record holders of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. The Record Date for the Annual Meeting is April 8, 2013. Each outstanding share entitles a stockholder as of the Record Date to cast one vote on each matter to be voted at the Annual Meeting.

What is a “record holder” of the Company’s common stock?

If your shares are registered in your name with our transfer agent, American Stock Transfer and Trust Company, then you are considered the record holder for those shares. All record holders receive this Proxy Statement.

If your shares are held through a stock broker, a bank or other nominee, then you are considered to hold your shares in “street name.” While you are the beneficial owner of those shares, you are not considered the “record holder.” If that is the case, these proxy materials have been forwarded to you by your stockbroker or bank (who actually is considered the stockholder of record). As the beneficial owner of shares of our common stock, you have the right to tell your broker how to vote using the proxy materials. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the stockholder of record.

How do I submit my vote?

Stockholders can vote prior to the Annual Meeting by the following methods:

1. By touch-tone telephone or by internet. — All stockholders of record can vote their shares by touch-tone telephone within the United States and Canada, or from anywhere by internet. The proxy card enclosed with this Proxy Statement provides instructions for voting by touch-tone telephone and by internet.

Street name record holders may vote by telephone or by internet if their banks or brokers make those methods available. If that is the case, your bank or broker will enclose voting instructions with this Proxy Statement. If you vote through either of these methods you do not have to return the enclosed proxy card.

2. By mail. — If you choose to vote by mail, you must complete the enclosed proxy card and return it in the postage-paid return envelope.

3. In person. — All stockholders of record are entitled to vote their shares in person at the Annual Meeting. Stockholders who hold their shares in “street name” may also vote their shares in person at the Annual Meeting if they obtain a legal proxy from the stockholder of record (the broker, bank or other institution that holds your shares.).

We request that you vote your shares by telephone or by internet to help us reduce our postage costs.

Who can attend the Annual Meeting?

All record holders as of the close of business on the Record Date, or their duly appointed proxies or representatives, may attend the meeting. We may require stockholders to present valid picture identification, such as a driver’s license or passport.

If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. If you are a stockholder of record, your name will appear on our stockholder list.

What proposals are being presented for shareholder vote at the Annual Meeting?

There are four proposals being presented for shareholder vote at the Annual Meeting:

•	The election of two Class II Directors to our Board (“Proposal No. 1”);

•	The approval of the amendment of our Restated Certificate of Incorporation to increase the number of our authorized shares of common stock from 100,000,000 to 150,000,000 (“Proposal No. 2”);

•	The ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 22, 2013 (“Proposal No. 3”); and

•	An advisory resolution to approve our executive compensation (“Proposal No. 4”).

Will there be any other items of business on the agenda?

We do not expect any other items of business at the Annual Meeting. Nonetheless, if there is other business, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may properly be brought before the meeting. Those persons will use their best judgment in voting your proxy.

What are the recommendations of our Board?

Our Board recommends that you vote:

•	“FOR” the election of the two Class II Director nominees named in this proxy statement;

•	“FOR” the approval of the amendment to our Restated Certificate of Incorporation to increase our authorized shares of common stock from 100,000,000 to 150,000,000;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm; and

•	“FOR” the advisory resolution to approve our executive compensation.

How many votes do I have?

You have one vote for each share of our common stock that you own on the Record Date. You are entitled to vote on each Proposal.

Why are two Class II Directors being elected?

Our Certificate of Incorporation provides that each class of Directors is elected for a term that expires at the third succeeding annual meeting from the meeting at which those Directors were nominated. One of our current Class II Directors was originally appointed to our Board in November 2011 and the other was appointed to our Board in June 2012. Each was appointed as a successor to serve the remaining term of a Class II Director.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power of the shares of our capital stock outstanding on the Record Date and entitled to vote at the meeting, will constitute a quorum and will permit business to be conducted at the meeting. As of the Record Date, 35,082,922 shares of common stock were outstanding. Proxies received but marked as abstentions, broker non-votes, and votes withheld for Director nominees or the ratification of our independent registered public accounting firm will be included in the calculation of the number of shares considered to be present at the meeting.

What is a “broker non-vote”?

If your shares are held in “street name” by a broker, your broker is the record holder; however, the broker is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, the broker may, if permitted by the organizations of which it is a member, exercise discretionary voting power to vote your shares. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item, and has not received voting instructions from the beneficial owner. Of the four proposals being presented for shareholder vote at the Annual Meeting, Proposal No. 1, Proposal No. 2 and Proposal No. 4 are non-routine matters and Proposal No. 3 is a routine matter.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by (i) delivering a written notice of revocation to our Corporate Secretary; (ii) timely delivering a valid proxy bearing a later date; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If you respond to this solicitation with a valid proxy and do not revoke it before it is exercised, it will be voted as you specify in the proxy.

How many votes are required to approve each proposal?

Proposal No. 1: Our Bylaws provide that Directors are elected by a plurality of the votes cast at the meeting, either in person or by proxy. This means that the candidate who receives the most votes for a particular slot will be elected for that slot, whether or not the votes represent a majority. Broker non-votes and marking your proxy card to withhold authority for all or some nominees will not be counted either for or against a Director nominee.

Proposal No. 2: This Proposal requires the affirmative vote of a majority of shares present at the Annual Meeting, either in person or by proxy, and entitled to vote thereon.

Proposal No. 3: This Proposal requires the affirmative vote of a majority of shares present at the Annual Meeting, either in person or by proxy, and entitled to vote thereon.

Proposal No. 4: This Proposal requires the affirmative vote of a majority of shares present at the Annual Meeting, either in person or by proxy, and entitled to vote thereon.

Abstentions and broker non-votes will not be counted either for or against these proposals or have an effect on the outcome of these proposals.

How many votes must be present to hold the Annual Meeting?

A majority of the shares of our common stock outstanding on the Record Date, either in person or by proxy and entitled to vote, must be present for a quorum at the Annual Meeting. On the Record Date 35,082,922 shares of our common stock were outstanding.

Are abstentions and broker non-votes part of the quorum?

Abstentions, broker non-votes and votes withheld for each Proposal count as “shares present” at the meeting for the purpose of determining whether a quorum exists.

What if I don’t vote for some or all of the matters listed on my proxy card?

If you are a registered stockholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted FOR each Proposal.

Who is paying for this Proxy Statement and the solicitation of my proxy, and how are proxies solicited?

We will pay the entire cost of soliciting proxies for the Annual Meeting. Proxies will be solicited by mail and through our website. Proxies may also be solicited by our Directors, officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for those services. We have also hired Alliance Advisors, LLC to assist us with the solicitation of proxies. We will pay Alliance Advisors a fee of approximately $6,500 plus expenses. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expenses of preparing, assembling, printing, mailing and soliciting proxies.

Do you provide electronic access to the proxy materials and annual report?

Yes. As permitted by the Securities and Exchange Commission, (the “SEC”), we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”), to certain stockholders who hold shares in “street name” through a bank, broker or other record holder. These stockholders will have the ability to access this Proxy Statement and our 2012 Annual Report on a website identified in the Notice, or to request a printed set of these materials at no charge. Instructions on how to access these materials over the internet or to request a printed copy may be found in the Notice.

We first made the proxy solicitation materials available to such beneficial stockholders entitled to vote at the Annual Meeting at http://www.proxyvote.com on or around April 24, 2013. Our 2012 Annual Report was made available to these beneficial stockholders at the same time and by the same method. Anyone can access the Proxy Statement and the Annual Report at http://www.horizonlines.com.

Any beneficial owner may request to receive his or her proxy materials in printed form, by mail or electronically, on an ongoing basis. If you hold your shares through a bank, broker or other financial institution, please refer to the information provided by that entity for instructions on how to elect these options. Choosing to receive future proxy materials electronically will save us the cost of printing and mailing documents to stockholders, and will reduce the impact of our Annual Meetings on the environment. A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder terminates that election.

What does it mean if I receive more than one proxy card?

If you received multiple proxy cards, it means that you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Each proxy card you receive should be voted by internet, telephone or mail.

Should I be receiving multiple copies of the Proxy Statement and Annual Report?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report to shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations Department, Horizon Lines, Inc., 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211, telephone (704) 973-7000. If you want to receive separate copies of the Proxy Statement or Annual Report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, telephone number or email address (investor.relations@horizonlines.com).

ITEMS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is currently made up of seven Directors, who are divided into three classes with staggered three-year terms.

Martin Tuchman and Samuel A. Woodward have been designated as Class II Directors whose office expires at the Annual Meeting. Stephen H. Fraser resigned as Class II Director effective June 7, 2012, and Mr. Woodward was appointed by the Board as his successor.

Jeffrey A. Brodsky, Kurt M. Cellar and David N. Weinstein have been designated as Class I Directors, who will hold office until the 2015 annual meeting of our stockholders or until their successors have been duly elected and qualified. James LaChance and Steven L. Rubin have been designated as Class III Directors who will hold office until the 2014 annual meeting of our stockholders or until their successors have been duly elected and qualified.

If you do not want your shares of common stock voted for a particular Director nominee, you may indicate your preference on the enclosed proxy card. If, for any reason, any of the nominees become unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitute proposed by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

Our Board recommends a vote FOR each of the following nominees for election to three-year terms:

•	Martin Tuchman; and

•	Samuel A. Woodward.

Biographical information about these nominees can be found in the section titled “Identification of Executive Officers and Directors” on page 19.

PROPOSAL 2: AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

The Fourth Article of our Restated Certificate of Incorporation (the “Certificate”) currently authorizes the issuance of 100,000,000 shares of common stock, par value $0.01 per share and 30,500,000 shares of preferred stock, par value $0.01 per share.

As of the Record Date, 35,082,922 shares of common stock were outstanding. All of the remaining 64,917,078 shares of common stock were reserved for future issuance as follows: (i) 56,783,288 shares upon exercise of outstanding warrants for the purchase of our common stock, (ii) 809,019 shares upon conversion of our outstanding 6% Series A Convertible Senior Secured Notes and (iii) the remaining shares under our equity plans. Based upon these issued and reserved shares of common stock, as of March 1, 2013, we had no shares of common stock remaining available for issuance in the future for other corporate purposes.

On March 15, 2013, the Board unanimously adopted a proposal to amend the Certificate to increase the number of shares of common stock that we are authorized to issue from 100,000,000 to 150,000,000, subject to stockholder approval at our Annual Meeting of Stockholders scheduled for June 6, 2013. The proposed amendment and restatement of the Certificate would not change the authorized number of shares of preferred stock. There are currently no plans, arrangements, commitments or understandings with respect to the issuance of any new shares of preferred stock.

The Board believes this capital structure more appropriately reflects our present and future needs and is advisable and in the best interests of the Company and its stockholders. Accordingly, the Board is submitting the proposed amendment to be voted on by the stockholders.

Authorizing an additional 50,000,000 shares of common stock would give the Board the express authority, without further action of the stockholders, to issue such common stock from time to time as the Board deems necessary. The Board believes it is necessary to have the ability to issue such additional shares of common stock for general corporate purposes. Potential uses of the additional authorized shares may include acquisition transactions, equity financings, stock dividends or distributions, and issuance of equity awards pursuant to our equity compensation plans without further action by the stockholders, unless such action were specifically required by applicable law. The Board of Directors believes that these additional shares will provide the needed flexibility to issue shares in the future without the potential expense or delay incident to obtaining stockholder approval for any particular issuance. There are currently no commitments or understandings with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment.

An issuance of additional shares could have an effect on the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company’s common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of the stockholder’s investment could be adversely affected. In addition, the proposed increase in the authorized number of shares of common stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuance of authorized but unissued shares. While we have no present intention of issuing shares for such purposes, the increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, additional shares could be issued so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with Directors and management could have the effect of making it more difficult to remove current Directors and management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

If the proposed amendment is adopted, it will become effective upon the filing of an amendment and restatement of the Certificate with the Secretary of State of the State of Delaware.

The first paragraph of the Fourth Article of the Company’s Certificate would be amended to provide as follows:

1. Authorized Capital Stock. The amount of the total authorized capital stock of the Corporation shall be 180,500,000 shares, comprised of: (i) 30,500,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) shall be available for designation in one or more series pursuant to Section 2(a) of this Article IV; and (ii) 150,000,000 shares of Common Stock, par value $0.01 per share.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting, and entitled to vote in respect thereto is required to amend our Restated Certificate of Incorporation to increase the number of authorized shares as stated above.

Our Board recommends a vote FOR the amendment of our Restated Certification of Incorporation to increase the number of authorized shares as stated above.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 22, 2013 (“fiscal 2013”). Ernst & Young LLP has served as our independent registered public accounting firm since it was retained to perform the audit for our fiscal year ended December 24, 2000. While stockholder ratification of the Audit Committee’s decision to retain Ernst & Young LLP is not required by our Bylaws or otherwise, our Board has chosen to submit that selection to our stockholders for ratification. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Additionally, even if the selection is ratified, the Audit

Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the fiscal year, if it determines that such a change would be in the best interests of the Company and its stockholders.

Ernst & Young LLP has advised us that the firm is independent with respect to the Company and its subsidiaries. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to make statements and to respond to appropriate questions from our stockholders.

Independent Registered Public Accounting Firm’s Fees and Services

The following fees were paid to Ernst & Young LLP for services rendered in fiscal 2011 and fiscal 2012:

Fee Category	Fiscal 2012 Fees	Fiscal 2011 Fees
Audit Fees(1)	$1,441,667	$2,352,169
Audit Related Fees(2)	0	15,000
Tax Fees(3)	11,249	25,249
All Other Fees	2,000	2,000

Total	$1,454,916	$2,394,418

(1)	Includes audit of our annual financial statements, audit of internal control over financial reporting, review of our quarterly financial statements included in our Forms 10-Q, assistance with and review of SEC filings, including consents and comments letters, and various accounting research and consultation assistance in connection with our 2011and 2012 refinancings.
(2)	Includes audit of our Capital Construction Fund. For a detailed discussion of the Company’s participation in the Capital Construction Fund see the Company’s most recent Annual Report on Form 10-K.
(3)	Includes various tax-related consulting and compliance services.

Pre-Approval of Audit and Non-Audit Services

The charter of the Audit Committee provides that the Committee is responsible for the pre-approval of all audit and non-audit services to be performed by our independent registered public accounting firm. Pursuant to the Company’s Audit and Non-Audit Services Pre-Approval Policy, the pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm are established annually by the Audit Committee. Any proposed services, exceeding these levels or amounts, require specific pre-approval by the Audit Committee. Requests or applications to provide services that require specific approval by the Audit Committee are to be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer of the Company, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

In accordance with such policies and applicable law, all audit, audit related, and tax fees paid to Ernst & Young LLP in fiscal 2012 were pre-approved by the Audit Committee.

The Audit Committee also is responsible for maintaining hiring policies for employees and former employees of the independent registered public accounting firm. We have not hired any employees or former employees of the independent registered public accounting firm engaged on our account for the last three years.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting, and entitled to vote in respect thereto is required to ratify the selection of Ernst & Young as the Company’s independent registered public accountants for fiscal 2013.

Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2013.

PROPOSAL 4: AN ADVISORY RESOLUTION TO APPROVE OUR EXECUTIVE COMPENSATION

We are requesting stockholder approval, on an advisory basis, of the compensation of our named executive officers as presented in the compensation tables included in the discussion of the executive compensation beginning on page 25, including the accompanying narrative disclosure.

We actively review and assess our executive compensation program in light of the industry in which we operate, the marketplace for executive talent in which we compete, and evolving compensation governance and best practices. We are focused on compensating our executive officers fairly and in a manner that promotes our compensation philosophy. Specifically, our compensation program for executive officers focuses on the following principal objectives:

•	Align executive compensation with stockholder interests;

•	Attract and retain talented personnel by offering competitive compensation packages;

•	Motivate employees to achieve strategic and tactical corporate objectives and profitable growth; and

•	Reward employees for individual, functional and corporate performance.

Our Board believes that our executive compensation program satisfies these objectives, and is worthy of stockholder support. In determining whether to approve this proposal, we believe that stockholders should consider the following:

•

Independent Compensation Committee. Executive compensation is reviewed and established by a Compensation Committee of the Board consisting solely of independent Directors. The Compensation Committee regularly meets in executive session, without executive officers present, in determining executive compensation. The Compensation Committee receives data, analysis and input from an independent compensation consultant that is not permitted to perform any additional services for management; and

•

Compensation is Tied to Performance. Key elements of our compensation program are aligned with financial and operational objectives established in the Board-approved annual operating plan. As a result, a meaningful portion of each executive’s total compensation is “at risk” and is earned only if a threshold level of targeted performance is achieved;

•

No Perquisites. We generally do not provide our executive officers with perquisites, except for contributions of up to $5,000 per executive under a political action committee matching program and reimbursement of certain expenses incurred by our Chief Executive Officer in connection with his employment with the Company. Instead, we seek to provide our executive officers with the same benefits as we provide to non-executive, salaried employees; and

•

Balanced Compensation Structure. Total cash compensation is allocated between base salary and an annual bonus opportunity tied directly to objective and quantifiable measures of our business performance. Equity awards are balanced between those that are earned only if specific performance measures are met and those that are earned if an executive remains in continuous employment for a sustained period.

As an advisory vote, this proposal is not binding upon us as a company. However, our Compensation Committee, which is responsible for the design and administration of our executive compensation practices, values the opinions of our stockholders expressed through your vote on this proposal. This proposal, commonly known as “say-on-pay” proposal, gives our stockholders an opportunity to endorse or not endorse our executive officer pay program and policies. The Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we will present the following resolution for vote at the 2013 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s proxy statement for the 2013 Annual Meeting of Stockholders.”

The affirmative vote of the holders of a majority of the shares of our common stock presented or represented by proxy at the Annual Meeting, and entitled to vote in respect thereto is required to approve a resolution, on an advisory basis, for the compensation of our named executive officers, as disclosed in our 2013 proxy statement.

Although this vote is advisory and is not binding on the Board, the Compensation Committee of the Board values the input and views of stockholders. The Board and the Compensation Committee will review the results of the vote and take them into consideration when considering future executive compensation policies and decisions.

Our Board recommends a vote “FOR” the advisory resolution on our executive compensation.

CORPORATE GOVERNANCE AND OUR BOARD, COMMITTEES, DIRECTORS, AND EXECUTIVES

BOARD AND CORPORATE LEADERSHIP — STRUCTURE, GOVERNANCE PHILOSOPHY, AND COMMITTEE ROLES

Composition of the Board of Directors

Each of our Directors is voted upon for election every three years, with approximately one-third of the Board up for election at every annual meeting of stockholders. The number of Directors is not less than three and not more than thirteen, the exact number to be determined from time to time by resolution of the Board of Directors. In all instances a majority of the Directors comprising the members of the Board of Directors (and each committee thereof) or such greater portion thereof as may be necessary under the Merchant Marine Act, 1920, as amended, the Shipping Act, 1916, as amended, any successor statutes thereto, and the regulations promulgated thereunder, in each case as amended or supplemented from time to time (the “Maritime Laws”), in order for the Company to continue to qualify as a U.S. Citizen under the Maritime Laws and, therefore, not cease to be qualified under the Maritime Laws to own and operate vessels in the coastwide trade of the United States, in each case as fully constituted, shall be citizens of the United States. The Chairman of each committee handles the function of lead Director for committee matters, serves as the spokesperson for the committee and provides recommendations and guidance to the Board of Directors and the Chairman of the Board of Directors.

Our Board of Directors reviews from time to time its procedures and processes, as well as its guidelines on corporate governance. The guidelines on corporate governance are available on the Company’s website, http://www.horizonlines.com. Each committee of the Board may retain its own legal or other advisors from time to time as the committee believes appropriate, and the committee will be responsible for the terms of the engagement and the amount of compensation of the advisors. The Company is responsible for payment of any compensation to the advisors pursuant to such terms. Under the guidelines on corporate governance, the Board develops procedures for orientation and continuing education of the Directors.

The Board adopted resolutions effective June 7, 2012, appointing members to the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Current committee assignments are reflected below:

Audit Committee

James J. LaChance (Chairperson)

Jeffrey A. Brodsky

Steven L. Rubin

Compensation Committee

Martin Tuchman (Chairperson)

Steven L. Rubin

David N. Weinstein

Nominating and Corporate Governance Committee

Kurt M. Cellar (Chairperson)

Martin Tuchman

David N. Weinstein

The Board also adopted resolutions effective December 8, 2011 creating a Finance Committee, adopting a charter for the same, and appointing committee members to such committee. The Finance Committee was dissolved in April of 2012 after we completed certain transactions. The Finance Committee consisted of the following members:

Finance Committee

James LaChance (Chairperson)

Jeffrey A. Brodsky

Kurt M. Cellar

Alex J. Mandl

Martin Tuchman

David N. Weinstein

Board Leadership Structure

The Board of Directors is currently led by a non-executive Chairman, Jeffrey A. Brodsky, who is an independent Director. While the Board of Directors believes that it is in the best interest of the stockholders and the Company to have the flexibility to determine the best Director to serve as Chairman of the Board of Directors, whether such Director is an independent Director, an employee or the Chief Executive Officer, the Board of Directors’ current preferred governance structure is to have an independent Director serve as Chairman.

The Board of Directors recognizes that there is no single, generally accepted approach to providing Board of Directors leadership, and the Board of Directors’ leadership structure may vary in the future as circumstances warrant.

The Chairman oversees the planning of the annual Board of Directors calendar, and, with the Chief Executive Officer, in consultation with the other Directors, schedules and sets the agenda for meetings of the Board of Directors and leads the discussion at such meetings. The Chairman also presides at executive sessions, serves as a liaison between the CEO and the independent Directors, sees that Directors receive appropriate and timely information, is available in appropriate circumstances to speak on behalf of the Board of Directors, and performs such other functions and responsibilities as requested by the Board of Directors from time to time. The Chairman also encourages direct dialogue between all Directors and management and provides leadership to the Board of Directors in its oversight function.

Director Independence

Our Board reviews annually the independence of each Director. During these reviews, the Board considers all transactions and relationships between each Director (and his immediate family and affiliates) and the Company to determine whether any of those transactions or relationships are inconsistent with a determination of independence. The Board determined that none of the Directors who qualify as independent have a material business, financial or other relationship with the Company, other than as a Director or stockholder of the Company. In addition, no Director serves as a director, trustee or executive officer of any charitable organization that, in any single fiscal year, receives contributions from the Company in an amount that exceeds the greater of $1 million or 2% of the revenues of that organization. No transactions or relationships exist that would disqualify Mr. Brodsky, Mr. Cellar, Mr. LaChance, Mr. Rubin, Mr. Tuchman or Mr. Weinstein under the rules of The New York Stock Exchange or NASDAQ, and each of them satisfies the independence requirements of The New York Stock Exchange and NASDAQ.

Our Board determined that Mr. Woodward, who became our President and Chief Executive Officer effective June 7, 2012, does not satisfy the independence requirements of The New York Stock Exchange or NASDAQ as of that date.

Director Criteria, Diversity, and Nomination Process

Pursuant to its charter and our corporate governance guidelines, the Nominating and Corporate Governance Committee is responsible for considering and recommending all nominees for election as Directors, including stockholder nominees. However, the final approval of any candidate’s nomination is determined by our Board. The Nominating and Corporate Governance Committee has established board candidate guidelines which set the criteria to be considered in evaluating the candidacy of an individual for membership on the Board. Those candidate guidelines are attached to our corporate governance guidelines and are made available on our website at http://www.horizonlines.com under the “Investors” tab. Among the many criteria that the Nominating and Corporate Governance Committee considers is whether a potential candidate will bring diverse perspectives to the Board, including diversity in professional experience and diversity in terms of race, gender, age and background. As part of the evaluation process, a candidate’s educational and work experiences, personal characteristics, and involvement in civic and community activities are assessed to determine the scope of diverse perspectives that the candidate may have to offer.

Suggestions for Director’s nominations may be made in writing and mailed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, at the Company’s principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Any such submission must be accompanied by the written consent of the candidate, which states that he or she consents to being nominated in the Company’s Proxy Statement, and serve as a Director, if elected. Further, such nominations must be submitted in a manner that complies with Section 2.11 of our Bylaws, which establishes certain requirements for the information that must be provided by the nominating stockholder (or Stockholder Associated Person, as defined in our Bylaws), and the timeliness of the notice of such nomination. Section 2.11 of the Company’s Bylaws was amended by the Board in January 2009 to ensure that complete information regarding the interest of a nominating stockholder is fully disclosed. We will furnish a copy of the Bylaws to any person, without charge, and upon written request directed to our Corporate Secretary at our principal executive offices.

Our Nominating and Corporate Governance Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate. Among other things, the Nominating and Corporate Governance Committee will consider the experience and qualifications of each candidate as well as his or her past or anticipated contributions to the Board and its Committees.

For more information regarding stockholder nominations of Director candidates for the 2013 Annual Meeting, see the section titled “Submission of Stockholder Proposals” in this Proxy Statement, as well as our Bylaws, which are available at http://www.horizonlines.com under the “Investors” tab.

Risk Oversight

The Company’s corporate governance guidelines provide that the “business and affairs of the Corporation are managed under the direction of the Board” of Directors, and in fulfilling this responsibility, the Board of Directors plays both a direct and indirect role in the Company’s overall risk management process. Examples of the direct role played by the Board of Directors are reflected in the responsibilities and duties assigned to the various committees of the Board of Directors. These examples are not exhaustive, and the Committees’ charters provide more abundant details on the scope of such responsibilities and duties.

Committees	Risk Related Duties and Responsibilities
Audit Committee	Among the many responsibilities of the Audit Committee is the duty to review the effectiveness of the Company’s internal controls over financial reporting, as well as the duty to review the effectiveness of the Company’s procedures for monitoring compliance with all applicable laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

Compensation Committee	Among the many responsibilities of the Compensation Committee is the duty to oversee and administer the Company’s executive compensation programs and policies and to periodically review their operation to ensure the achievement of their intended purposes, as well as the duty to review succession planning and management development activities and strategies for key officers of the Company and its subsidiaries.

Nominating and Corporate Governance Committee	Among the many responsibilities of the Nominating and Corporate Governance Committee is the duty to direct the search for, evaluate the qualifications of, and select candidates for nomination to the Board, as well as the duty to formulate, annually review, and ensure the compliance with the Company’s Corporate Governance Guidelines.

The Board of Directors, as a whole, also oversees and manages the Company’s strategic responses to the various risk factors faced by the Company. These risk factors are more fully discussed in the Company’s most recent Annual Report on Form 10-K and include, but are not limited to, government investigations, probation compliance, significant operating initiatives, future liquidity, and the Company’s substantial indebtedness. In an effort to further improve upon the Board of Directors’ understanding of risks facing the Company as well as to better understand management’s efforts to mitigate such risks, the Board of Directors had asked management to explore a more process oriented approach to risk identification and tracking. In furtherance of this more processed oriented approach, management at the request of the Board of Directors commenced in 2009 an Enterprise Risk Management (“ERM”) framework.

In developing the Company’s ERM framework, management implemented an enterprise-wide process for identifying risks, monitoring risks and management’s mitigation efforts and reporting on risks. Prior to fiscal 2012, the implementation progress was monitored quarterly by the Audit Committee. Additionally, the entire Board of Directors received updates on the implementation progress and monitored identified key risks through a risk reporting dashboard and through discussions on key risks. During fiscal 2012, risk management efforts were principally focused on the Company’s financing activities and efforts to address liquidity.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee reviews and considers the Company’s compensation policies and procedures to determine whether they present a significant risk to the Company.

Corporate Governance Guidelines

The Board of Directors believes that a commitment to good corporate governance enhances shareholder value. To that end, the Board of Directors has adopted governance policies and procedures to ensure effective governance of the Board of Directors and the Company. Our corporate governance guidelines, as amended from time to time, may be found on our web site at http://www.horizonlines.com. Our corporate governance guidelines also are available in print to any stockholder upon written request, directed to our Corporate Secretary at our principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Our Board of Directors intends to review its corporate governance principles, Committee charters and corporate governance matters annually or more often if necessary, to remain current in all aspects of corporate governance.

Code of Ethics

We have adopted the Horizon Lines Code of Business Conduct and Ethics (the “Code of Ethics”) which is applicable to all of our Directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and other senior financial officers performing similar functions. The Code of Ethics satisfies all requirements of the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC pursuant to that Act, as well as the listing standards established by The New York Stock Exchange and NASDAQ. The Code of Ethics is posted on our website under “Corporate Governance” at http://www.horizonlines.com. The Code of Ethics is available in print to any stockholder or interested person, without charge and upon written request directed to our Corporate Secretary at our principal executive offices.

Waivers of provisions from the Code of Ethics may be granted to a Director or an executive officer of the Company only by our Board or by a Committee designated by our Board. During fiscal 2012 no such waivers were granted. The Code of Ethics is also reviewed periodically, and we may issue additional policy statements from time to time, either to address topics not covered in the Code of Ethics or to provide greater detail on topics already covered.

Board Meetings and Attendance

Our Board met 25 times and acted by unanimous written consent one time during fiscal 2012. Each incumbent Director attended at least 75% of the total of all Board and Committee meetings he or she was entitled to attend during fiscal 2012. Two Directors attended the 2012 Annual Meeting in person and three Directors attended by teleconference.

Executive Sessions of the Board

The non-management Directors meet in conjunction with regular Board meetings outside the presence of management in executive sessions. In addition, certain independent Directors met in executive session one time in fiscal 2012. After certain executive sessions, a designated Director updates the Chief Executive Officer on the key items discussed, as appropriate. The non-executive Chairman presided at all such regularly scheduled executive sessions of the non-management Directors during fiscal 2012, as well as over Board meetings.

Committees of the Board of Directors

Pursuant to our Bylaws, the Board has established three committees to perform certain management and administration functions: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee. The composition of these Board Committees complies with the listing standards established by The New York Stock Exchange and NASDAQ and the provisions of the Sarbanes-Oxley Act of 2002, including applicable independence requirements. The charters of each of the Audit, Compensation and Nominating and Corporate Governance are available on our website at http://www.horizonlines.com under the “Investors” tab. Once you have accessed the “Investors” section of our website, click the “Corporate Governance” link under the “Company Information” heading. Alternatively, each charter is available in print to any stockholder, by written request to the Company’s Corporate Secretary, at the Company’s principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211.

Compensation Committee

The Compensation Committee was established by the Board to oversee the determination, implementation and administration of the compensation for the Company’s executive officers. The current members of the Compensation Committee are Mr. Tuchman (Chairman), Mr. Rubin and Mr. Weinstein.

Each member of the Compensation Committee qualifies as independent under the listing requirements of the New York Stock Exchange and NASDAQ, as an “outside director” under Section 162(m) of the Internal Revenue Code and as a “non-employee director” under Rule 16b-3 of the Exchange Act. The Compensation Committee has the following specific responsibilities regarding executive compensation:

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To review and approve goals and objectives relevant to the Chief Executive Officer’s compensation, establish a procedure for evaluating the Chief Executive Officer’s performance, evaluate such performance annually in light of those pre-established goals and objectives, and annually review and set the base salary and other annual and long-term compensation of the Chief Executive Officer;

•

To determine the compensation of the Company’s other executive officers under such procedures as it determines are appropriate, which may be similar to the procedures used to determine the Chief Executive Officer’s compensation;

•

To evaluate the total compensation paid to each executive officer, including base salary, annual incentives, long-term incentives, retirement plans, perquisites (if applicable) and all other compensation payable in the ordinary course and under any applicable special circumstances;

•	To approve grants under and to administer the Company’s stock-based compensation plans;

•	To perform such duties and responsibilities as may be assigned to it under the terms of any executive compensation plan or otherwise delegated to it by the Board in connection with such a plan;

•	To adopt, and then review and assess on an annual basis, a compensation philosophy which contains the core principles of the Company’s compensation programs for executives;

•	To assess the Company’s compensation policies and practices for all employees to determine if such policies and practices pose risks that could have a material adverse effect on the Company;

•

To administer the Company’s executive compensation programs and policies, including the Company’s stock ownership guidelines, and to periodically review their operation to ensure the achievement of their intended purposes;

•	To review succession planning and management development activities and strategies for key officers of the Company and its subsidiaries; and

•	To establish such policies as it deems appropriate regarding delegation of authority to executive officers.

The Compensation Committee met seven times in fiscal 2012. The Compensation Committee operates under a written charter that describes these and other responsibilities that have been assigned by the Board to the Compensation Committee. The charter also describes membership standards and procedures of the Compensation Committee. The Compensation Committee regularly reports to the Board, reviews the adequacy of its charter at least annually and conducts an annual evaluation of its performance.

The Compensation Committee also has the responsibility to review and evaluate, on at least an annual basis, the compensation for non-management members of the Board and to make recommendations to the Board regarding such compensation. Only non-management Directors are compensated for their service as Directors. The compensation for non-management Directors is described at page 33.

Role of Executive Officers in Compensation Setting. The Chief Executive Officer annually reviews the performance of each executive officer and certain other executives. His own performance is separately reviewed by the Compensation Committee without him present. The Chief Executive Officer recommends salary adjustments and annual award amounts for those executives based on his review of their performance. The Compensation Committee may exercise discretion to modify any recommended salary adjustment or compensation award as it deems appropriate under the circumstances. Decisions regarding compensation for other employees are made by the Chief Executive Officer in consultation with executive officers, except for stock-based compensation which is determined by the Compensation Committee.

Company management makes recommendations to the Compensation Committee regarding stock-based compensation for all non-executive employees of the Company. Management also develops and presents to the Compensation Committee recommendations for the design of compensation programs, including stock and cash-based incentives and other programs designed to attract, motivate and retain key employees.

The Compensation Committee has unrestricted access to the Company’s management and may request the participation of management in any discussion of a particular subject at any meeting. Compensation Committee meetings are regularly attended by the Chief Executive Officer and the Vice President of Human Resources, who is responsible for leading some of the discussions regarding the Company’s compensation programs. When the Compensation Committee meets in executive session, neither the Chief Executive Officer, the Vice President of Human Resources nor any other member of management is present. The Chief Executive Officer does not participate in any discussions regarding his compensation.

The Compensation Committee may request the participation of management or outside advisers as it deems necessary or appropriate. The Compensation Committee regularly reports to the Board on compensation matters and annually reviews the Chief Executive Officer’s compensation with the Board in executive session of non-management Directors only. The Compensation Committee may seek approval or ratification of certain compensation decisions by the Board when the Board meets in executive session of non-management Directors only.

Use of Compensation Consultants. The Compensation Committee has the authority, without any further approval from the Board, to retain advisers and experts as it deems appropriate, including compensation consultants. In retaining a compensation consultant, the Compensation Committee has sole authority to approve the consulting firm’s fees and other terms of the engagement, and has the sole authority to terminate the consultant.

During fiscal 2012, the Compensation Committee engaged an independent executive compensation consulting firm, Towers Watson, to advise it on compensation matters. Towers Watson did not provide any services to the Company or any of its subsidiaries. Its only role was to advise the Compensation Committee on executive and Director compensation matters.

Audit Committee

The current members of the Audit Committee are Mr. LaChance (Chairman), Mr. Brodsky and Mr. Rubin. Mr. Brodsky has been designated as an “Audit Committee Financial Expert.” The principal functions of the Audit Committee are:

•	Assist our Board in fulfilling its responsibility to oversee:

(i) The Company’s relationship with its independent registered public accounting firm; including the registered public accounting firm’s qualifications, independence and performance;

(ii) The integrity of the Company’s financial statements and reporting practices;

(iii) The Company’s compliance with legal and regulatory requirements; and

(iv) The performance of the Company’s internal audit function.

•	Appoint, compensate, retain, oversee, evaluate and (when necessary or desirable), terminate the Company’s independent registered public accounting firm; and

•	Prepare the Committee’s report, required by SEC rules to be included in the Company’s annual proxy statement.

The Audit Committee met seven times in fiscal 2012.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Mr. Cellar (Chairman), Mr. Tuchman and Mr. Weinstein. The principal functions of the Nominating and Corporate Governance Committee are:

•	Establish criteria for the selection of new Directors and submit those criteria to the Board for approval;

•	Identify and approve individuals qualified to serve as members of our Board;

•	Select Director nominees for our Annual Meeting of Stockholders;

•	Evaluate the performance of our Board and Board Committees;

•	Review and recommend to our Board, any appropriate changes to the membership of the Committees of the Board;

•	Develop guidelines and oversight regarding corporate governance; and

•	Review, approve, and, if necessary, amend the Company’s corporate governance documents.

The Nominating and Corporate Governance Committee met four times in fiscal 2012.

Finance Committee

The Finance Committee was formed in December of 2011 and was dissolved in April of 2012 after the completion of certain transactions. The members of the Finance Committee were Mr. LaChance (Chairman), Mr. Brodsky, Mr. Cellar, Mr. Mandl, Mr. Tuchman and Mr. Weinstein. The principal functions of the Finance Committee were to:

•	Oversee the Company’s financial policies and objectives;

•	Review periodically the capital structures and financial flexibility of the Company and its subsidiaries, including corporate liquidity, and rating agency credit metrics and ratings for the Company;

•	Review periodically the Company’s historical and proposed financing activities, including the Company’s debt portfolio and credit facilities;

•	Review periodically the Company’s capital expenditure plans and strategies and proposed capital projects;

•	Review, approve and recommend to the Board of Directors the amounts, timing, types and terms of public and private stock issuances and plans; and

•

Oversee cash management plans and strategies and activities relating to cash accounts and cash investments portfolio, including the establishment and maintenance of bank, investment and brokerage accounts.

The Finance Committee met one time in fiscal 2012.

IDENTIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information regarding our executive officers and the members of our Board, including nominees for Director, as of the Record Date:

Name	Age	Position
Samuel A. Woodward	63	President, Chief Executive Officer and Director
Jeffrey A. Brodsky	54	Chairman of the Board of Directors
Michael T. Avara	54	Executive Vice President and Chief Financial Officer
Michael F. Zendan II	50	Executive Vice President, General Counsel and Secretary
Kurt M. Cellar	43	Director
James LaChance	48	Director
Steven L. Rubin	47	Director
Martin Tuchman	72	Director
David N. Weinstein	53	Director

Executive Officers

Samuel A. Woodward was appointed Director, President and Chief Executive Officer of the Company in June 2012. Prior to joining the Company, Mr. Woodward served as a managing director of Bengur Bryan & Co., a middle market investment bank, where since June 2008 he headed the firm’s Transportation and Business Process Outsourcing Practice. Additionally, Mr. Woodward served as a director of Traffic Tech, Inc. from June 2010 until joining the Company. From March 2004 to June 2008, Mr. Woodward was Chairman, President and CEO of Gemini Air Cargo, Inc. Prior to Gemini, Mr. Woodward was president of SAW Investment Services, his own investment firm, where he oversaw investment and management services in the U.S. freight- and logistics-based technology markets and also served at YRC Worldwide as Senior Vice President, Operations and Planning, managing operations and strategy of the company’s portfolio of transportation and logistics companies. He holds a BA in Psychology from the University of South Carolina.

Michael T. Avara was appointed Executive Vice President and Chief Financial Officer of the Company effective March 11, 2011 and had served as Senior Vice President and Chief Financial Officer since April 4, 2008. Previously, he served as Vice President, Investor Relations and Treasurer of the Company from September 2007. Mr. Avara served as Treasurer of the Company, Horizon Lines Holding and H-Lines Finance from August 2005 through September 2007, as Vice President, Investor Relations, of Horizon Lines from March 2005 through August 2007 and as Treasurer of Horizon Lines from March 2004 through August 2007. He is responsible for the accounting, finance, audit, treasury, risk management, strategic planning and investor relations functions for Horizon Lines and its business units. Prior to joining Horizon Lines in March 2004, Mr. Avara spent 21 years in various accounting and finance functions at CSX Corporation and its subsidiaries, where he most recently served for two years as Assistant Vice President, Corporate Finance, including seven years with CSX Lines, LLC and Sea-Land Service, Inc., where he held the position of Controller. Mr. Avara received both an M.B.A. in Finance and a B.A. in Accounting from Loyola College in Baltimore, Maryland.

Michael F. Zendan II has served as Executive Vice President, General Counsel and Secretary of the Company since December 2012 and had served as Senior Vice President, General Counsel and Secretary of the Company since June 2011. Previously, he served as Vice President, Deputy General Counsel and Assistant Secretary since joining the Company in September 2009. Prior to joining the Company, Mr. Zendan served for approximately 10 years as Vice President, General Counsel and Secretary at Muzak LLC. Previous to that, Mr. Zendan worked in various legal roles, including Assistant General Counsel for Coltec Industries Inc. in Charlotte, NC and West Hartford, CT. Mr. Zendan received his undergraduate degree, With Distinction, from Cornell University and his law degree from the State University of New York at Buffalo, where he graduated Cum Laude. He is a member in good standing of the Connecticut Bar since December 1988, the District of Columbia Bar since November 1989, and the North Carolina Bar since March 1997.

Class I Incumbent Directors — Term Expiring in 2015

Jeffrey A. Brodsky has served as a Director of the Company since November 2011 and was appointed Chairman of the Board effective April 9, 2012. Mr. Brodsky is currently leading Quest Turnaround Advisors LLC in its role as Plan Administrator of Adelphia Communications Corporation and as Trust Administrator of the Adelphia Recovery Trust. Mr. Brodsky co-founded Quest, a financial advisory and restructuring firm in Rye Brook, NY, in 2000, and has been a Managing Director of Quest since that time. From 2002 to 2011, Mr. Brodsky served as the Chairman, President and Chief Executive Officer of PTV, Inc. (formerly NTL Incorporated). Mr. Brodsky is a Certified Public Accountant and is currently Lead Director of Broadview Network Holdings, Inc., and serves as a director of Euramax International, Inc. and inMotion, Inc. He holds a Bachelor’s degree in Accounting from New York University College of Business and Public Administration and a Master’s degree in Finance from its Graduate School of Business.

Mr. Brodsky’s Experience, Qualifications, and/or Skills: extensive experience in positions of financial management and planning, accounting and financial expertise, citizen of the United States, and “independent” in accordance with the listing requirements of the New York Stock Exchange and NASDAQ.

Kurt M. Cellar has served as a Director of the Company since November 2011. Mr. Cellar has been a self-employed consultant since January 2008. From July 1999 through January 2008, he was a partner and Portfolio Manager at Bay Harbour Management, L.C. Prior to that, he was an associate at Remy Investors and Consultants, Inc., where he sourced and analyzed public and private investment opportunities. Prior to Remy, Mr. Cellar was an associate at LEK/Alcar Consulting Group, Inc., a strategic management consulting firm. Mr. Cellar currently serves on the boards of Aventine Renewable Energy Holdings, Inc., Hawaiian Telecom Holdco, Inc., Six Flags Entertainment Corporation, and U.S. Concrete, Inc. Mr. Cellar received a Bachelor’s degree in Economics and Business from the University of California, Los Angeles and an M.B.A. in Finance and Entrepreneurial Management from the Wharton School at the University of Pennsylvania.

Mr. Cellar’s Experience, Qualifications, and/or Skills: experience in positions of financial management, risk assessment and investment analysis, familiarity with a wide variety of industry practices as well as strategic experience, citizen of the United States, and “independent” in accordance with the listing requirements of the New York Stock Exchange and NASDAQ.

David N. Weinstein has served as a Director of the Company since November 2011. Mr. Weinstein has served as a business consultant specializing in corporate restructurings since September 2008. Prior to this role, he served as Managing Director at Calyon Securities, a global provider of commercial and investment banking products and services for corporations and institutional clients, from March 2007 to August 2008. Prior to that, he was a consultant specializing in business reorganization and capital market activities. Mr. Weinstein has also served as a Managing Director and Head of High Yield Capital Markets at BNP Paribas, BankBoston Securities and Chase Securities, Inc., and head of the capital markets group in the high yield department at Lehman Brothers. Mr. Weinstein currently serves on the board of directors of Deep Ocean Group Holding AS and Axiall Corp. He has previously served as Chairman of the Board of Pioneer Companies, Inc. and York Research Corporation, and as a director of Granite Broadcasting Corporation, Interstate Bakeries Corporation, Ithaca Industries, Inc. and Homeland Holdings Corp. Mr. Weinstein holds a Bachelor’s degree from Brandeis University and a Juris Doctorate from the Columbia University School of Law.

Mr. Weinstein’s Experience, Qualifications, and/or Skills: high level experience with corporate management, restructuring and investments, financial and investment expertise, experience in international markets, service on boards of other public companies, citizen of the United States, and “independent” in accordance with the listing requirements of the New York Stock Exchange and NASDAQ.

Class II Incumbent Director Nominees — Terms Expiring in 2013

Samuel A. Woodward. See “Identification of Executive Officers and Directors — Executive Officers” for the biography of Mr. Woodward.

Mr. Woodward’s Experience, Qualifications, and/or Skills: experience in supply chain/logistics, transportation, and international markets, citizen of the United States, and “independent” in accordance with the listing requirements of The New York Stock Exchange and NASDAQ.

Martin Tuchman has served as a Director of the Company since November 2011. Mr. Tuchman is Chief Executive Officer of the Tuchman Group, which overseas holdings in real estate, banking and international shipping, and has headed Kingstone Capital V, a private investment group, since 2007. Since March 2011, Mr. Tuchman has served on the Board of Directors for Sea Cube Container Leasing Ltd. Since December 2008, Mr. Tuchman has served as the Vice Chairman of the First Choice Bank in Lawrenceville, N.J. In 1968, after helping develop the current standard for intermodal containers and chassis in connection with the American National Standards Institute, Mr. Tuchman co-founded Interpool, Inc., a leading container leasing business, which was sold to funds affiliated with Fortress Investment Group LLC, in 2007. In 1987, Mr. Tuchman formed Trac Lease, a chassis leasing company which was subsequently merged into Interpool, Inc. Mr. Tuchman holds a Bachelor of Science degree in Mechanical Engineering from the New Jersey Institute of Technology and an M.B.A. from Seton Hall University.

Mr. Tuchman’s Experience, Qualifications, and/or Skills: familiarity with a wide variety of industry practices as well as strategic experience, experience in supply chain/logistics, transportation and international markets, service on boards of other public companies, citizen of the United States, and “independent” in accordance with the listing requirements of the New York Stock Exchange and NASDAQ.

Class III Incumbent Directors — Terms Expiring in 2014

James LaChance has served as a Director of the Company since November of 2011. Mr. LaChance has been a director of FriendFinder Networks, Inc. since 2008. Since 2004, Mr. LaChance has served as the non-executive Chairman of the Board of Northern Offshore Ltd., a drilling and production services company and is currently an independent director. Mr. LaChance also currently serves as Chairman of the Board of Directors for Global Aviation Corp. From July 2005 to February 2008, Mr. LaChance served as portfolio manager at Satellite Asset Management, L.P., an investment management fund in New York with approximately $7 billion under management. From 2002 to June 2005, he was a partner at Post Advisory Group LLC, an investment management firm in Los Angeles with $8 billion under management. Mr. LaChance began his career as an audit and management consultant for Arthur Andersen & Co. He graduated from Northeastern University with a Bachelor’s degree in Business Administration and received an M.B.A. from the Stern School of Business at New York University.

Mr. LaChance’s Experience, Qualifications, and/or Skills: experience in positions of financial management and investment analysis, familiarity with enterprise risk management, service on boards of other public companies, citizen of the United States, and “independent” in accordance with the listing requirements of the New York Stock Exchange and NASDAQ.

Steven L. Rubin has served as Director of the Company since November 2011. Mr. Rubin is Principal of InterPro Advisory LLC, a consulting practice serving the container shipping, intermodal and chassis markets. Between April 2008 and June 2011, Mr. Rubin was President and CEO of TRAC Intermodal, North America’s largest chassis leasing company. He was previously the Chairman of the Board of Directors of the Intermodal Association of North America, the premier trade association representing the combined interests of the intermodal freight industry. Prior to joining TRAC, Mr. Rubin spent 17 years at Kawasaki Kisen Kaisha, Inc. (K Line), Japan’s third-largest shipping company, in a number of senior leadership roles for North American operations. Mr. Rubin graduated from the University of Pennsylvania and the Wharton School with a B.A. in History and B.S. in Economics, respectively. He received his M.B.A. from the Stern School of Business at New York University, with a concentration in accounting, and obtained his Certified Public Accountant license in the state of New York.

Mr. Rubin’s Experience, Qualifications, and/or Skills: extensive experience in supply chain/logistics and shipping industries, familiarity with international markets, financial analysis and accounting expertise, citizen of the United States, and “independent” in accordance with the listing requirements of the New York Stock Exchange and NASDAQ.

COMMUNICATIONS WITH STOCKHOLDERS

Stockholders and interested parties who wish to send communications to our Board, any individual Director, our non-executive Chairman, or our independent Directors as a group, may do so by addressing their correspondence to the appropriate party, c/o Corporate Secretary, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Depending upon the subject matter of the communication, our Corporate Secretary will, as appropriate:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly where it contains a request for information about the Company; or

•	Decline to forward the communication if it is primarily commercial in nature, or if it relates to inappropriate subject matter.

Stockholder complaints or concerns relating to financial and accounting methods, internal accounting controls or auditing matters should be sent to the attention of the Chairman of the Audit Committee, James LaChance, c/o Corporate Secretary. All stockholder communications will be periodically summarized for our Board and each letter will be made available to any Director upon request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our equity ownership is split between holdings of our common stock and warrants to purchase our common stock. As of the Record Date, we had 35,082,922 shares of our common stock outstanding and warrants outstanding to purchase 56,783,288 shares of our common stock. We issued warrants to ensure compliance with the U.S. ownership requirements of the Jones Act. Warrant holders are not be permitted to exercise warrants if (i) the shares of common stock issuable upon exercise would constitute “excess shares” under our Restated Certificate of Incorporation, or (ii) pursuant to the controlling Warrant Agreement dated October 6, 2011, as amended, a warrant holder cannot establish to the Company’s reasonable satisfaction that it (or, if not the holder, the person that the holder has designated to receive the common stock upon exercise or conversion) is a United States citizen and receipt of such stock would cause such person or any person whose ownership position would be aggregated with that of such person to exceed 4.9% of the Company’s outstanding common stock. Because the ability to exercise warrants is subject to conditions outside the control of the holder, beneficial ownership has not been attributed to holders of warrants on account of their warrants for purposes of disclosures required in this proxy statement. As a result, the table below does not reflect holders who would be beneficial owners of 5% or more of our common stock if their warrants were deemed to be fully converted (such as Ship Finance International, Ltd. (14 Pa-la-Ville Road, Hamilton, HM 08 Bermuda), which holds warrants to purchase 9,250,000 shares of our common stock). Based on filings with the SEC and other information, we believe that the following stockholders beneficially owned more than 5% of our common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Total Common Stock
Beach Point Capital Management LP(1) 1620 26th Street, Suite 6000N Santa Monica, California 90404	3,954,309	11.3%

Pioneer Investment Management, Inc.(2) 60 State Street Boston, Massachusetts 02109	9,720,574	27.7%

Post Advisory Group LLC(3) 1620 26th Street, Suite 6500 North Santa Monica 90404	3,217,651	9.2%

Western Asset Management Co.(4) 385 East Colorado Boulevard Pasadena, California 91101	9,236,512	26.3%

(1)	Based solely on the Schedule 13G/A filed by Beach Point Capital Management LP on February 14, 2013. Beach Point GP LLC may be deemed to share beneficial ownership of the shares of common stock with Beach Point Capital Management LP. Beach Point GP LLC is the sole general partner of Beach Point Capital Management LP.

(2)	Based on the joint Schedule 13G/A filed on March 15, 2013, by Pioneer Global Asset Management S.p.A, Pioneer Investment Management, Inc., Pioneer Asset Management, SA, and Pioneer Institutional Asset Management, Inc., which reports a total aggregate ownership by the various Pioneer entities of 9,768,173 shares of common stock and warrants exercisable into an additional collective 9,239,745 shares of common stock.

(3)	Based on a Schedule 13G/A filed by Post Advisory Group LLC on February 8, 2013, which also reports the ownership of warrants exercisable into an additional 2,679,983 shares of our common stock.

(4)	Based on a Schedule 13G/A filed by Western Asset Management Company on February 15, 2013, which also reports ownership of warrants exercisable into an additional 3,277,534 shares of our common stock.

The following table sets forth, as of the Record Date, certain information with respect to our common stock owned beneficially by (1) each Director or Director nominee, (2) each of our named executives, and (3) all executive officers and Directors as a group. To our knowledge, each of the beneficial holders listed below has sole voting and investment power as to the shares owned by such holder, unless otherwise noted.

Name of Beneficial Owner	Shares of Common Stock and Stock- Based Holdings	Percentage of Total Common Stock (%)
Samuel A. Woodward(1)	250,000	*
Michael T. Avara(2)	34,591	*
Michael F. Zendan II(3)	19,425	*
Jeffrey A. Brodsky(4)	30,000	*
Kurt M. Cellar(4)	30,000	*
James LaChance(4)	30,000	*
Steven L. Rubin(4)	30,000	*
Martin Tuchman(4)	30,000	*
David N. Weinstein(4)	30,000	*
All Directors and executive officers as a group (including those listed above — eleven people)	484,016	1.4%

*	Denotes beneficial ownership of less than 1% of our common stock.

(1)	Amount reflects RSUs awarded to Mr. Woodward under his Employment Agreement that became vested on December 31, 2012 and which will be paid in shares of common stock at the time of his termination of employment (see discussion of 2012 Equity Award for Mr. Woodward on page 27).

(2)	Includes 30,834 RSUs that became vested on March 31, 2013 and which will be paid in shares of common stock at the time of Mr. Avara’s termination of employment (see discussion of 2012 Equity Awards for the Other Named Executives on page 28).

(3)	Includes 18,750 RSUs that became vested on March 31, 2013 and which will be paid in shares of common stock at the time of Mr. Zendan’s termination of employment (see discussion of 2012 Equity Awards for the Other Named Executives on page 28).

(4)	Amount reflects RSUs awarded to each non-management Director that became vested on March 31, 2013 and which will be paid in shares of common stock at the time the Director ceases to be a member of the Board (see footnote (1) on page 33).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our Directors and executive officers, and persons who own more than 10% of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Based upon a review of the original and amended Forms 3, 4 and 5 furnished to the Company during its last fiscal year, we do not know of any person that failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

AUDIT COMMITTEE REPORT

Jeffrey Brodsky, James LaChance and Steven Rubin are current members of the audit committee. Jeffrey Brodsky served as the Chairman of the Audit Committee until April of 2012, and in April of 2012, James LaChance began serving as Chairman of the Audit Committee.

The Board of Directors has determined that all members of the Audit Committee were independent at the time serving on the Audit Committee and are financially literate and sophisticated as required by the NYSE and NASDAQ listing standards, and that Mr. Brodsky is an “audit committee financial expert,” as defined by SEC rules, and has accounting or related financial management expertise, as required by the NYSE’s and NASDAQ’s listing requirements.

The Audit Committee has met and reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 23, 2012 with the Company’s management, which has the primary responsibility for the Company’s financial statements, as well as with the Company’s independent auditor, Ernst & Young LLP who are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board. The Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or providing any professional certification with respect to the independent auditor’s work product.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance”, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP communications with the Audit Committee concerning independence. The Audit Committee also considered whether Ernst & Young LLP’s non-audit services to the Company were compatible with the independence requirements and concluded their independence was not compromised by the provision of these services.

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 23, 2012 for filing with the SEC.

This report is provided by the following independent Directors, who comprise the Audit Committee:

James LaChance, Chairman

Jeffrey Brodsky

Steven Rubin

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted the Horizon Lines Code of Business Conduct and Ethics, which specifically addresses conflicts of interest. Specifically, in the section of the Code of Ethics titled “Conflicts of Interest,” the Company requires its officers, Directors and employees to refrain from having any financial or other relationship in or with a third party that does business with the Company in a situation where the officer, Director or employee has authority for the Company’s interests. See our discussions of “Corporate Governance Guidelines” and “Code of Ethics” within the disclosures entitled “BOARD AND CORPORATE LEADERSHIP — STRUCTURE, GOVERNANCE PHILOSOPHY, AND COMMITTEE ROLES” of this Proxy Statement.

During fiscal 2012, our executive officers and Directors have complied with our Code of Ethics by refraining from interested transactions and relationships that may compromise their fiduciary duty to the Company.

EXECUTIVE COMPENSATION

The Compensation Committee of the Board makes decisions regarding the compensation of our executives, which include the “named executives.” The named executives are our Chief Executive Officer and certain other executive officers. Our compensation program is intended to help us achieve strategic business objectives and to maximize our future growth and profitability. We believe that compensation should help attract, motivate and appropriately reward talented executives. In addition, compensation should incent our executives to focus on attaining our business objectives and thereby enhance value for our stockholders. We also believe that appropriately structured compensation programs will help maintain a stable executive management team, which we consider necessary to achieve our business objectives. To further these goals, we have adopted a compensation philosophy based on the following core principles:

•	Executive pay should be aligned with the interests of our stockholders and with our business objectives.

•	Executive pay should be targeted at competitive levels, using compensation data for a competitive market comparison group that is relevant to the Company.

•	Executive pay should be structured as a mix of elements that include both fixed and variable compensation, as well as compensation that is earned over annual and multi-year periods.

•	Variable pay should be based on performance measures appropriate to our business and which reflects an executive’s role and responsibilities in the Company.

•

Performance pay goals should be consistent with our overall business objectives, should include appropriate ranges of performance and, when appropriate, should allocate expected performance over our various lines of business.

2012 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding all compensation earned by the named executives, who are Sam Woodward, our Chief Executive Officer, and President, Michael T. Avara, our Executive Vice President and Chief Financial Officer and Michael F. Zendan II, our Executive Vice President, General Counsel and Secretary. The named executives for 2012 also included the following former executives: (i) Stephen H. Fraser, our former Chief Executive Officer and President who resigned from employment on June 7, 2012 and (ii) Brian W. Taylor, our former Executive Vice President and Chief Operating Officer who resigned from employment November 30, 2012.

Name and Principal Position	Year	Salary(5) ($)	Bonus(6) ($)	Stock Awards(7) ($)		Non-Equity Incentive Plan Compensation(9) ($)	All Other Compensation(10) ($)	Total ($)
Sam Woodward(1)	2012	340,476	—	5,850,000		300,000	25,068	6,515,544
Chief Executive Officer and President (Principal Executive Officer)

Stephen H. Fraser(2)	2012	557,143	—	—		—	59,188	616,331
Former Chief Executive	2011	892,174	—	60,000	(8)	—	23,629	975,803
Officer and President (Principal Executive Officer)

Michael T. Avara	2012	370,000	100,000	1,110,000		40,000	15,000	1,635,000
Executive Vice	2011	351,250	—	—		—	7,350	358,600
President and Chief Financial Officer

Michael F. Zendan II(3)	2012	300,000	100,000	675,000		40,000	15,000	1,130,000
Senior Vice President and General Counsel	2011	291,667	—	—		—	7,350	299,017

Brian W. Taylor(4)	2012	374,405	100,000	1,110,000		40,000	137,412	1,751,817
Former Executive Vice President and Chief Operating Officer	2011	362,500	—	—		—	7,350	369.850

(1)	Mr. Woodward was appointed Chief Executive Officer of the Company on June 7, 2012.
(2)	Mr. Fraser resigned from employment with the Company on June 7, 2012.
(3)	Mr. Zendan was promoted to Executive Vice President, General Counsel and Secretary on December 26, 2012.
(4)	Mr. Taylor resigned from the Company effective November 30, 2012.
(5)	Amounts shown represent base salary paid during the fiscal year. Annual base salary adjustments generally become effective after they are approved, which may not coincide with the beginning of the fiscal year.
(6)	Amounts shown represent a discretionary bonus paid to the named executives in fiscal 2012.
(7)	This column shows the total grant date fair value of stock awards granted to the named executives in fiscal 2011 and 2012, determined in accordance with stock-based compensation accounting standards (FASB ASC Topic 718). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The values reported for awards subject to performance conditions are computed based on probable outcome of the performance condition as of the grant date of the award. The probable outcome for the awards granted in 2012 is the same as the outcome assuming the highest level of performance is achieved. For a discussion of assumptions used in calculating the stock award values, refer to note 2 of the Company’s financial statements in the Form 10-K for the year ended December 23, 2012, as filed with the SEC.
(8)	Amount shown represents RSUs awarded to Mr. Fraser in 2011 in his capacity as a Director.
(9)	This column shows the amounts actually earned by the named executive officers under the annual cash incentive plan for each of the listed fiscal years. No annual incentive award plan for the named executives was in place during 2011.
(10)	The amounts shown in this column are as follows:

Name	Severance Payments(1) ($)	Section 401(k) Plan Contributions(2) ($)	Other Benefits(3) ($)	Total ($)
Sam Woodward	—	7,500	17,568	25,068
Stephen H. Fraser	—	15,000	44,188	59,188
Michael T. Avara	—	15,000	—	15,000
Michael F. Zendan II	—	15,000	—	15,000
Brian W. Taylor	122,412	15,000	—	137,412

(1)	This column reports the amounts paid to Mr. Taylor during fiscal 2012 under his Separation Agreement, which consisted of salary continuation pay ($30,833), a lump sum payment for COBRA premiums ($51,579), outplacement services ($25,000) and reimbursable legal fees ($15,000). Mr. Taylor’s right to future salary continuation payments under his Separation Agreement are contingent upon his compliance with certain post-termination restrictions. The total severance payable to Mr. Taylor in connection with his resignation is described below, in the section titled “Mr. Taylor’s Separation Agreement.”
(2)	This column reports the Company matching contribution under the 401(k) retirement plan for salaried employees. Matching contributions are generally available to all participants in the 401(k) retirement plan.
(3)	For Mr. Woodward, this column reports the total amount of reimbursements paid by the Company in fiscal 2012 for the costs relating to travel between his home in Washington, DC, and our headquarters in Charlotte, North Carolina ($14,858) and the costs allocated to his use of a company owned automobile ($209) and residence ($2,501) while in Charlotte. For Mr. Fraser, this column reports the total amount of reimbursements paid by the Company in fiscal 2012 for the costs relating to travel between his home in Chicago and our headquarters in Charlotte, North Carolina and the costs allocated to his use of a company owned automobile ($192) and residence ($2,293) while in Charlotte in addition to $25,000 paid to him for consultative services after his departure from the Company.

Employment Agreement with Mr. Woodward

We entered into an employment agreement (the “Agreement”) with Mr. Woodward during 2012 to serve as President and Chief Executive Officer until June 30, 2015. The Agreement will be extended for additional one year terms unless either party gives notice to the other party prior to April 1, 2015 (or any subsequent anniversary of that date) of its election not to extend the term. In addition, either party may terminate the Agreement at any time upon 30 day advance notice to the other party.

The Agreement provides that Mr. Woodward will receive an annual base salary of $600,000, subject to periodic increases as determined by the Board and a cash bonus for 2012 of no less than $200,000, even if the performance goals established by the Board were not met. The 2012 bonus may be up to 133% of the amount of base salary paid to Mr. Woodward during 2012 if Company financial performance meets or exceeds certain goals that the Board has established. In later years, Mr. Woodward will be eligible to receive a performance bonus of less than the 100% target and up to 133% of the amount of his annual base salary depending upon whether performance targets established by the Board or the Compensation Committee of the Board for that year have been partially met, met, or exceeded. Consistent with these requirements under the Agreement, the Board awarded Mr. Woodward with a cash bonus of $300,000 for his efforts on behalf of the Company, including, without limitation, his efforts related to the restructuring of the Company’s business model related to the Puerto Rico tradelane and the purchase of the three D-7 vessels used in the Alaska tradelane.

The Agreement requires that Mr. Woodward receive an equity incentive award of 3,000,000 shares of common stock, which is described in more detail below in the section titled “2012 Equity Award for Mr. Woodward.”

In addition, the Agreement initially provided that the Company would reimburse Mr. Woodward for his reasonable expenses related to travel between his current residence and Charlotte, North Carolina for a period of six months. The Board provided its unanimous consent to amend the Agreement to extend the reimbursement period for Mr. Woodward’s reasonable expenses related to travel between his current residence and Charlotte, North Carolina for an additional six-month period ending on June 6, 2013. Mr. Woodward will receive relocation assistance in accordance with the Company’s relocation policy for all employees and is eligible to participate in the standard employee benefit plans generally available to executive employees of the Company, including long-term equity incentive plans, health insurance, life and disability insurance, employee stock purchase plan, 401(k) plan, and paid time off and paid holidays. The Company will also reimburse Mr. Woodward for his documented business expenses incurred in connection with his employment pursuant to the Company’s standard reimbursement expense policy and practices. The Agreement also provides that Mr. Woodward will not engage in competition with the Company during his employment or for eighteen months following termination of employment, and that he will comply with certain other post-termination restrictions.

A description of additional terms of the Agreement can be found below in the section titled “— Termination, Change of Control and Retirement Arrangements.”

2012 Equity Award for Mr. Woodward

Mr. Woodward’s Agreement requires that he receive an equity incentive award of 3,000,000 shares of common stock. Consistent with this requirement, the Board awarded to Mr. Woodward 3,000,000 restricted stock units (“RSUs”) during 2012, one half of which (1,500,000 RSUs) are to vest on the following dates if Mr. Woodward remains in continuous employment with the Company to such dates:

•	250,000 RSUs on December 31, 2012;

•	500,000 RSUs on December 31, 2013;

•	500,000 RSUs on December 31, 2014; and

•	250,000 RSUs on June 30, 2015.

The other half of the award (1,500,000 RSUs) will vest on the following dates if Mr. Woodward remains in continuous employment with the Company and certain performance goals established by the Board or the Compensation Committee have been met:

•	250,000 RSUs on December 31, 2012;

•	625,000 RSUs on December 21, 2013; and

•	625,000 RSUs on December 31, 2014.

If any of the performance based RSUs do not vest on their assigned performance date solely because the performance goals are not met, then such RSUs will remain outstanding and will be eligible to vest on subsequent performance dates to the extent performance goals are established and met for such subsequent year. All of the RSUs carry dividend equivalent rights.

At the end of 2012, Mr. Woodward became vested in 250,000 of the time-vested RSUs. The first portion of Mr. Woodward’s performance-based RSUs was subject to the Company achieving an Adjusted EBITDA of $78,200,000 for fiscal 2012, which was not met. Accordingly, this first portion of Mr. Woodward’s performance-based RSUs did not vest. However, those RSUs will be eligible to vest on December 31, 2013 if the applicable service and performance conditions for fiscal 2013 are met.

All of Mr. Woodward’s vested RSUs will be settled in a single lump sum payment of Company common stock within 30 days following his termination of employment. A description of additional terms of the RSUs can be found below in the section titled “Termination, Change of Control and Retirement Arrangements.”

2012 Equity Awards for the Other Named Executives

Messrs. Avara and Zendan received awards of time-vested RSUs in fiscal 2012. One half of the RSUs under the awards vest on the following dates solely if the named executive remains in continuous employment with the Company:

•	61,668 RSUs for Mr. Avara and 37,500 RSUs for Mr. Zendan, on March 31, 2013;

•	123,333 RSUs for Mr. Avara and 75,000 RSUs for Mr. Zendan, on March 31, 2014; and

•	123,333 RSUs for Mr. Avara and 75,000 RSUs for Mr. Zendan, on March 31, 2015.

The other half of the restricted stock units will vest on the following dates if the named executive remains in continuous employment with the Company and certain performance goals established by the Compensation Committee have been met:

•	61,667 restricted stock units for Mr. Avara and 37,500 restricted stock units for Mr. Zendan, on March 31, 2013;

•	123,333 restricted stock units for Mr. Avara and 75,000 restricted stock units for Mr. Zendan, on March 31, 2014; and

•	123,333 restricted stock units for Mr. Avara and Mr. Taylor and 75,000 restricted stock units for Mr. Zendan, on March 31, 2015.

If any of the performance-based RSUs do not vest on their assigned performance date solely because the performance goals are not met, then such RSUs will remain outstanding and be eligible to vest on subsequent vesting dates to the extent the Company achieves the performance goals for such subsequent performance period. The first portion of the performance-based RSUs for Messrs. Avara and Zendan were subject to the Company achieving an Adjusted EBITDA of $78,200,000 for fiscal 2012, which was not met. Accordingly, this first portion of the performance-based RSUs for Messrs. Avara and Zendan did not vest. However, those RSUs will be eligible to vest on March 31, 2014 if the applicable service and performance conditions for fiscal 2013 are met.

One half of any vested RSUs will be settled in shares of the Company’s stock, and the Committee has the discretion to settle the other half of any vested RSUs in either shares of the Company’s stock, cash or both. Settlement will occur in a single lump sum within 30 days following the executive’s termination of employment. All of the restricted stock units carry dividend equivalent rights.

A description of additional terms of the RSUs can be found below in the section titled “Termination, Change of Control and Retirement Arrangements.”

2012 Management Incentive Plan

The Board approved a performance-based Management Incentive Plan for 2012 for a select group of designated key management personnel (the “MIP”), including Messrs. Avara and Zendan. Each designated employee was assigned a target award under the MIP. The MIP performance criteria consisted of two components, one conditioned on the Company substantially completing certain key projects, which was achieved, and the other conditioned on the Company achieving an Adjusted EBITDA for fiscal 2012 of $78,200,000, which was not met. Consistent with their award targets, Messrs. Avara and Zendan were each paid a cash bonus of 40% of their individual target award amount for the achievement of the first performance criteria.

2012 Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the stock option and stock awards held by the named executives as of December 23, 2012. This information includes unexercised and unvested stock options, and unvested restricted stock awards. The named executives’ equity awards are separately shown. The vesting status or schedule for each equity award is shown immediately following the table based on the date on which the equity award was granted and based on whether it is a stock option award or a restricted stock or RSU award. The market value of restricted stock and RSU awards is based on the closing price of Company common stock as of December 21, 2012 (the last market trading date during the Company’s 2012 fiscal year), which was $1.55.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Grant Date		Number of Shares or Units of Stock That Have Not Vested ($)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sam Woodward	—	—	—	$—		7/5/2102	(a)	—	$ —	1,500,000	$2,325,000
	—	—	—	—		7/5/2102	(b)	1,500,000	2,325,000	—	—

Stephen H. Fraser	—	—	—	—		—		—	—	—	—

Michael T. Avara	9/27/2005	496	—	250.00	9/27/2015	—		—	—	—	—
	4/7/2006	425	—	313.50	4/7/2016	—		—	—	—	—
	3/26/2007	300	—	837.75	3/26/2017	—		—	—	—	—
	4/24/2008	600	—	365.75	4/24/2018	—		—	—	—	—
	—	—	—	—	—	4/24/2008		—	—	400	620
	—	—	—	—	—	3/15/2010		—	—	800	1,240
	—	—	—	—	—	7/25/2012	(a)	—	—	308,333	477,916
	—	—	—	—	—	7/25/2012	(b)	308,334	477,918	—	—

Michael F. Zendan II		—	—	—	—	7/25/2012	(a)	—	—	187,500	290,625
						7/25/2012	(b)	187,500	290,625	—	—

Brian W. Taylor	9/27/2005	1,512	—	250.00	2/28/2013	—		—	—	—	—
	9/27/2005	175	—	250.00	2/28/2013	—		—	—	—	—
	4/7/2006	1,870	—	313.50	2/28/2013	—		—	—	—	—
	3/26/2007	600	—	837.75	2/28/2013	—		—	—	—	—
	4/24/2008	600	—	365.75	2/28/2013	—		—	—	—	—

Vested Status of Option Awards. The named executives’ outstanding options became vested and exercisable by the terms of those options before or during 2012. All of the named executives’ outstanding options have an exercise price above the current price of our common stock as of the Record Date and their intrinsic value is $0.

Stock Awards Vesting Schedule

Grant Date	Vesting Schedule
4/24/2008	Restricted stock, 100% of which may vest in 2013 or 2014 if the executive remains in continuous employment to such year and the Company’s earnings per share for the immediately prior fiscal year meets a target tied to a 15% compound annual rate of growth. Prorated early vesting applies for retirement after age 59 1/2 if the earnings per share performance condition also is met.

3/15/2010	Restricted stock, 100% of which vests in 2013; prorated early vesting for retirement when age plus years of service equals or exceeds 75.

7/05/2012(a)	RSUs, 750,000 of which will vest on December 31, 2013, 500,000 of which will vest on December 31, 2014 and 250,000 of which will vest on December 31, 2015 if the executive remains in continuous employment to each vesting date and specified performance criteria is met for each fiscal year.

7/05/2012(b)	RSUs, 250,000 of which vested on December 31, 2012. As for the remainder, 500,000 will vest on December 31, 2013, 500,000 will vest on December 31, 2014 and 250,000 will vest on December 31, 2015 if the executive remains in continuous employment to each vesting date.

7/25/2012(a)	RSUs, 60% of the RSUs will vest on March 31, 2014 and 40% of the RSUs will vest on March 31, 2015 if the named executive remains in continuous employment to each vesting date and specified performance criteria is met for each fiscal year.

7/25/2012(b)	RSUs, 20% of which vested on March 31, 2013. As for the remainder, 40% will vest on March 31, 2014 and 40% will vest on March 31, 2015 if the named executive remains in continuous employment to each vesting date.

Termination, Change of Control and Retirement Arrangements

Mr. Taylor’s Separation Agreement

On November 8, 2012, the Company and Mr. Taylor entered into a Separation Agreement related to his resignation from employment. Under the terms of the Separation Agreement, Mr. Taylor did not receive any benefits under the Executive Severance Plan, but instead received:

•	Two years of salary continuation payments at his base salary of $370,000 per year, payable in accordance with the Company’s regular payroll practices;

•

Amounts payable under the Company’s 2012 Management Incentive Plan, payable to the same extent that bonuses are payable to other executive officers covered by the 2012 Management Incentive Plan for the 2012 fiscal year;

•	A lump sum payment of $51,579, which was equal to 24 times the monthly premium for COBRA continuation coverage under the Company’s health benefit plan;

•	A lump sum payment of $25,000 in order to obtain outplacement services; and

•	Reimbursement of legal expenses incurred in connection with the Separation Agreement of up to $15,000.

In consideration for the payments and other benefits accruing to Mr. Taylor under the Separation Agreement, Mr. Taylor forfeited all restricted stock awards that were unvested as of his resignation date and agreed not to compete with the Company for a period of two years and provided the Company with a general release.

Mr. Woodward’s Employment Agreement and RSU Awards

If Mr. Woodward’s employment is terminated by the Company without cause or if he terminates his employment for good reason, Mr. Woodward will be entitled to receive continued payment of his current base salary and medical and dental benefits for 18 months. In addition, (i) a pro-rata portion of Mr. Woodward’s unvested, time-based RSUs (and his other unvested time-based equity awards, if any) that would have vested at the end of the year of the termination will immediately vest and become payable, (ii) Mr. Woodward’s performance based RSUs will pro-ratably vest for the year in which his employment terminates, contingent upon performance goal achievement for that year, and (iii) Mr. Woodward will be paid a lump-sum pro-rata portion of the annual bonus that he would have been paid had his employment not been terminated, contingent upon performance goal achievement for that year.

For purposes of the Agreement, “cause” is defined as (i) Mr. Woodward’s willful and continued failure to attempt in good faith (other than as a result of incapacity due to mental or physical impairment) to substantially perform the duties of his position; (ii) Mr. Woodward’s failure to attempt in good faith to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board consistent with the duties of his position; (iii) a material breach by Mr. Woodward of the Company’s code of ethics; (iv) Mr. Woodward’s conviction, plea of no contest or plea of nolo contendere , or imposition of unadjudicated probation for any felony (other than a traffic violation or arising purely as a result of Mr. Woodward’s position with the Company); (v) Mr. Woodward’s knowing unlawful use (including being under the influence) or possession of illegal drugs; or (vi) Mr. Woodward’s commission of a material bad faith act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence, or breach of fiduciary duty, in each case against the Company. Mr. Woodward must be given advance notice and a specified period to remedy certain of these events before their employment can be terminated for cause “Good reason” is defined under the Agreement as the occurrence of any of the following events, unless Mr. Woodward otherwise consents in writing to such event: (i) a material diminution in Mr. Woodward’s authority, duties or responsibilities (including Mr. Woodward no longer reporting directly to the Board); (ii) a material reduction in Mr. Woodward’s base salary; (iii) requiring Mr. Woodward to relocate his place of employment more than 50 miles from Charlotte, North Carolina (but not including any relocation that relates to a change in the Company’s principal executive offices); or (iv) a material violation by the Company of the Agreement.

In the event of a change of control of the Company, all of Mr. Woodward’s unvested time-based RSUs (and other unvested time-based equity awards, if any) and his unvested performance based RSUs will vest immediately, and all of his vested RSUs will be paid immediately before the change of control occurs. If Mr. Woodward’s employment is terminated within six months following a change of control, either by the Company without cause or by Mr. Woodward for good reason (as defined above), Mr. Woodward will be entitled to receive the same payments and benefits described above, except that the lump-sum pro-rata portion of the annual bonus will be based on the amount payable for attaining the target performance goals for that year regardless of actual performance.

For this purpose, a “change of control” is, subject to certain limited exceptions, defined as (i) where any person or group acquires stock of the Company that, together with the Company stock they already hold, represents more than 50 % of the total fair market value or total voting power of the Company’s stock; (ii) where (1) any person or group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or persons) Company stock having 30% or more of the total voting power of the Company stock; or (2) a majority of members of the Board is replaced during a twelve-consecutive-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (iii) where any person or group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or group) assets from the Company having a total gross fair market value equal to 40 % or more of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. The term “Company” for purposes of this definition includes not only the Company but also other corporations controlled by, or that control or are related to the Company.

RSU Awards for Messrs. Avara and Zendan

In the event of a change of control of the Company, all of Mr. Avara’s and Mr. Zendan’s unvested RSUs (both time-based and performance-based) will vest immediately, and all of his vested RSUs will be paid immediately before the change of control occurs. For this purpose, “change of control” has the same meaning as described above for Mr. Woodward’s RSUs.

Change of Control Severance Agreements for Messrs. Avara and Zendan

The Company has entered into Change of Control Severance Agreements with Messrs. Avara and Zendan. The COC Agreements provide that if the executive is terminated without cause, or if the executive terminates his employment for good reason, within 24 months of a change of control the executive will be entitled to receive:

•

A cash lump sum severance payment equal to two times the sum of: (A) the executive’s annual base salary in effect immediately before his or her termination, and (B) the executive’s annual target bonus opportunity for the fiscal year in which the severance payment is triggered;

•	Full vesting of the executive’s equity awards outstanding on the termination date and not otherwise vested (including the RSU awards described above);

•	A cash lump sum payment equal to the total premiums the executive would have been required to pay for 18 months of COBRA continuation coverage for himself or herself, plus any eligible dependents;

•

Continued participation for the executive and his or her eligible dependents in the Company’s optional life insurance and optional personal accident plans for two years following the executive’s termination date; and

•	Outplacement services incurred of up to $25,000 for the period ending one year after the termination date.

The executive is eligible to receive the payments and benefits under the COC Agreement if the executive executes a release in favor of the Company and enters into a noncompete, nonsolicitation and nondisclosure agreement in favor of the Company. For purposes of the COC Agreement:

•

“Cause” is defined as willful and continued failure by the executive to attempt in good faith (other than as a result of incapacity due to mental or physical impairment) to substantially perform the duties of his position; failure to attempt in good faith to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board or the Chief Executive Officer consistent with the duties of his position; a material breach of the Company’s code of ethics; a plea of no contest or plea of nolo contendere, or imposition of unadjudicated probation for any felony (other than a traffic violation or arising purely as a result of the participant’s position with the Company); a knowing unlawful use (including being under the influence) or possession of illegal drugs; or a material bad faith act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence, or breach of fiduciary duty, in each case against the Company. The executive must be given advance notice and a specified period to remedy certain of these events before their employment can be terminated for cause.

•

“Good reason” is defined as a material diminution in the executive’s authority, duties or responsibilities or in the authority, duties or responsibilities of the supervisor to whom the executive is required to report (including without limitation in the case of an executive who reports directly to the Chief Executive Officer of the Company immediately prior to a change of control, if, after such change of control, such executive no longer reports directly to the Chief Executive Officer of the Company or its successor). In addition, “good reason” means a material reduction in the executive’s annual base salary; a material reduction in the executive’s annual target bonus opportunity as compared to his average annual target bonus opportunity for the three immediately preceding consecutive fiscal years of the Company; or requiring the executive to relocate his or her principal place of employment to a location more than 50 miles from the executive’s then current principal place of employment.

•	“Change of control” is defined in the same manner as described above for Mr. Woodward’s Agreement and the executives’ RSUs.

If the payments or benefits received by any executive under the COC Agreement and any other compensation arrangement would be subject to the tax imposed by Section 4999 of the Internal Revenue Code, then the payments and benefits the executive is entitled to under the COC Agreement will be reduced such that no portion of the total payments the executive will receive under the COC Agreement and any other arrangement are subject to the excise tax, but only if the net amount of such reduced payments after taxes is greater than or equal to the net amount after taxes of such payments without such reduction.

The term of each COC Agreement will end on December 31, 2013, and shall automatically be extended for additional one-year periods, unless 90 days prior to the end of the term, the Company or the executive shall give notice to the other party not to extend the term. However, the term shall immediately expire if the executive is terminated by the Company for any reason prior to a Change of Control. Further, in the event of a Change of Control, the term shall automatically be extended to the second anniversary of the Change of Control, and the term shall not end during the severance period of an executive.

Any payments an executive receives under the COC Agreement will be in lieu of any similar severance or termination compensation such that there will be no duplication of severance payments or benefits, including payments and benefits provided for under the Executive Severance Plan (as described below).

Executive Severance Plan

Mr. Avara and Mr. Zendan are covered under the Company’s Executive Severance Plan. They are eligible to receive severance benefits under the plan if their employment is terminated other than for “cause” or if they resign from employment for “good reason.” “Cause” and “good reason” for purposes of the plan generally are defined in the same manner as under the CIC Agreements (as discussed above). The severance benefits payable to a participant consist of (1) base salary for one year; (2) coverage for him and his eligible dependents for one year under the Company’s medical plan and certain other welfare benefit plans at the same costs as for active employees; (3) eligibility to receive a pro-rated payment under the annual bonus plan in effect for the year in which the participant’s employment terminated; and (4) outplacement benefits of up to $25,000.

401(k) Plan

The named executives participate in the Company’s tax-qualified Section 401(k) retirement plan. The Plan provides a 100% matching contribution of up to 6% of an employee’s contributions to the plan. Matching contributions vest immediately. The Company does not maintain any defined benefit pension plans or any nonqualified deferred compensation arrangements for its executives.

NON-MANAGEMENT DIRECTOR COMPENSATION

The Company has historically used a combination of cash and equity-based compensation to attract and retain qualified candidates to serve as non-management Directors of the Board. Director compensation is reviewed annually by the Compensation Committee with assistance from its compensation consultant, Towers Watson. Changes in Director compensation are made when the Board determines that such changes are appropriate.

During fiscal 2012, the annual cash retainer fee paid to each non-management Director was $110,000. The annual cash retainer fee paid to the Chairman of the Board was $220,000. Each Committee chair received an additional retainer. The annual fee paid to the chairpersons of the Audit, Compensation and Finance committees was $25,000 and the annual fee for the chairperson of Nominating and Corporate Governance committee was $15,000. In addition, Directors received a $2,000 fee for in person attendance at each Board meeting and a $500 fee for participation in each duly noticed telephonic meeting of the Board and in each duly noticed telephonic meeting of any committee of the Board. All members of the Board were reimbursed for actual expenses incurred in connection with attendance at Board and committee meetings. Finally, each non-management Director received a grant of 150,000 restricted stock units (RSU’s) on July 25th, 2012. These RSU’s vest over time, as long as the Director continues to serve as a member of the Board, with 20% of the RSU’s vesting on March 31, 2013, 40% of the RSU’s vesting on March 31, 2014 and 40% vesting on March 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All other Compensation ($)	Total ($)
Alex J. Mandl(2)	88,333	—	—	88,333
Jeffrey A. Brodsky (3)	165,000	270,000	—	435,000
Kurt M. Cellar (4)	141,500	270,000	—	411,500
William J. Flynn(7)	42,667	—	—	42,667
Bobby J. Griffin(7)	44,667	—	—	44,667
Carol B. Hallett(7)	41,667	—	—	41,667
James LaChance(5)	154,500	270,000	—	424,500
Steven L. Rubin	135,000	270,000	—	405,000
Martin Tuchman(6)	161,000	270,000	—	431,000
David N. Weinstein	135,500	270,000	—	405,500

(1)	These amounts consist of 150,000 restricted stock units (RSUs) that were awarded to each non-management Director. The grants were made on July 25, 2012 to persons who were Directors on that date, at a closing stock price of $1.80. Each RSU has an economic value equal to a share of the Company’s common stock (excluding the right to receive dividends). 20% of the RSU’s vest on March 31, 2013, 40% of the RSU’s vest on March 31, 2014 and 40% vest on March 31, 2015, subject to the Director’s continued service on the Board through those dates. Each vested RSU entitles its holder to receive a lump sum cash payment equal to the value of one share of Company common stock on the date on which the Director ceases to be a Director. Early vesting and payment will occur with respect to a Director’s RSUs if the Director’s service on the Board terminates due to his death, disability or retirement or if the Company experiences a change of control. The amounts shown in this column were determined in accordance with stock-based compensation accounting standards (FASB ASC Topic 718).
(2)	Includes cash compensation of $42,500 for the first four months of 2012 for his role as Chairman of the Board in addition to a fee of $7,500 for serving as chair of the Nominating and Corporate Governance Committee.
(3)	Includes cash compensation of $55,000 as a Director for a portion of the year and $110,000 for his role as Chairman of the Board for a portion of the year. Additionally, Mr. Brodsky received a fee of $12,500 for his role as chairperson of the Audit Committee for a portion of the year.
(4)	Includes a fee of $7,500 for serving as chairperson of the Nominating and Corporate Governance Committee for half of the year.

(5)	Includes a fee of $12,500 for serving as chairperson of the Finance Committee for half of the year and a fee of $12,500 for serving as chairperson of the Audit Committee for half of the year.
(6)	Includes a fee of $25,000 for serving as chairperson of the Compensation Committee.
(7)	Includes fees for serving as a Director for the first four months of 2012.

Share Ownership Requirements. The Board suspended the share ownership requirements at the end of 2011 because it determined that they were no longer serving their intended purpose in light of the significant decrease in the value of our stock and changes in business conditions. The Board may reconsider implementation of stock ownership requirements at a later time.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2014

ANNUAL MEETING

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE 2014 PROXY STATEMENT

We currently expect to hold our 2014 Annual Meeting of Stockholders in June 2014. In order to be eligible for inclusion in the Proxy Statement for the 2014 Annual Meeting of Stockholders, a stockholder proposal must have been received by the Company’s Corporate Secretary at the Company’s principal executive offices at 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211 no later than December 20, 2013. Rule 14a-8, as prescribed by the SEC pursuant to the Securities Exchange Act of 1934, sets forth further procedures that a stockholder must follow for a proposal to be considered for inclusion as well as those circumstances under which a proposal may be excluded.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2014 ANNUAL MEETING

Should a stockholder desire to nominate a candidate for Director or propose any other business at the 2014 Annual Meeting outside of the process outlined above for inclusion of such nomination or proposal in the Proxy Statement, such stockholder must give us timely written notice. This notice must comply with applicable laws and our bylaws. Copies of our bylaws are available to stockholders free of charge on request to our Corporate Secretary at our principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. They are also available on our website at http://www.horizonlines.com.

To be timely, notice shall be delivered to our Secretary not less than 90 days nor more than 120 days prior to the date which is the first anniversary of the date on which the Company first mailed its proxy materials for the 2013 Annual Meeting; provided, that, in the event the date of the 2014 Annual Meeting is more than 30 days before or after the anniversary date of the 2013 Annual Meeting, notice by the stockholder must be delivered no earlier than 120 days before the 2014 Annual Meeting and not later than the close of business on the date that is the later of (i) 90 days before the 2014 Annual Meeting or (ii) 10 days following the day on which we make public announcement of the date of such meeting. The public announcement of an adjournment or postponement of an Annual Meeting of Stockholders shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

ANNUAL MEETING OF SHAREHOLDERS OF HORIZON LINES, INC. June 6, 2013 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.horizonlines.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors (The Board of Directors recommends a vote “FOR” all nominees listed below.) O Martin Tuchman O Samuel A. Woodward The Board of Directors recommends you vote FOR the following proposals: 2. To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 100,000,000 to 150,000,000. 3. To ratify the action of the Company’s Audit Committee in appointing Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 22, 2013. 4. To adopt an advisory resolution to approve our executive compensation. NOTE: To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of all listed nominees, FOR Proposals 2, 3 and 4 and, at the Proxy’s direction, on any other matter that may properly come before the Annual Meeting. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20203030300000000000 7 060613

14475 HORIZON LINES, INC. 2013 ANNUAL MEETING THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Michael F. Zendan II, Esq. and Michael T. Avara, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of Horizon Lines, Inc. held of record by the undersigned on April 8, 2013, at the 2013 Annual Meeting of Stockholders of Horizon Lines, Inc. to be held on June 6, 2013, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote in favor of Proposal 1, Proposal 2, Proposal 3 and Proposal 4. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all listed nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors (The Board of Directors recommends a vote “FOR” all nominees listed below.) O Martin Tuchman O Samuel A. Woodward The Board of Directors recommends you vote FOR the following proposals: 2. To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 100,000,000 to 150,000,000. 3. To ratify the action of the Company’s Audit Committee in appointing Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 22, 2013. 4. To adopt an advisory resolution to approve our executive compensation. NOTE: To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of all listed nominees, FOR Proposals 2, 3 and 4 and, at the Proxy’s direction, on any other matter that may properly come before the Annual Meeting. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF SHAREHOLDERS OF HORIZON LINES, INC. June 6, 2013 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20203030300000000000 7 060613 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.horizonlines.com